Exhibit 99.1

Specialty Chemical Company China XD Plastics Announces Results of 2017 Annual General Meeting

HARBIN, China, December 12, 2017 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) ("China XD Plastics" or the "Company"), one of China's leading specialty chemical companies engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced the results of the Company's 2017 Annual General Meeting, which was held on December 12, 2017, at 9:00 am Beijing time (December 11, 2017 at 8:00 pm U.S. Eastern Time) in Beijing, China. The Company's shareholders approved the following proposals as recommended by the Company's Board of Directors:

1.
Elected a total of eight (8) directors to the Board, including two (2) directors elected solely by the holders of the Company's Series D Preferred Stock, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	Approved the 2016 compensation of the named executive officers (the "say-on-pay vote");

3.	Approved holding an advisory vote to approve the compensation for the named executive officers every year (the "say-on-frequency vote"); and

4.	Ratified the appointment of KPMG Huazhen LLP as the Company's independent auditors for the fiscal year ending 2017.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 30 automobile brands manufactured in China, including without limitation, Audi, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of September 30, 2017, 432 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://chinaxd.irpass.com/, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's growth potential in international markets; the effectiveness and profitability of the Company's product diversification strategy; the impact of the Company's product mix shift to more advanced products and related pricing policies;  the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; the prospects of the Company's Harbin facility, and its penetration into Northeast China; the Company's projections of its revenues for performance in fiscal 2017.  These forward-looking statements can be identified by terminology such as "will," "expect," "project," "anticipate," "forecast," "plan," "believe," "estimate" and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the global economic uncertainty could further impair the automotive industry and limit demand for our products; fluctuations in automotive sales and production could have a material adverse effect on our results of operations and liquidity; our financial performance may be affected by the prospect of our Dubai facility and the associated expansion into Middle East, Europe and other parts of Asia; the withdrawal of preferential government policies and the tightening control over the Chinese automotive industry and automobile purchase restrictions imposed in certain major cities may limit market demand for our products; the slowing of Chinese automotive industry's growth; the concentration of our distributors, customers and suppliers; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law.  Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics

Mr. Taylor Zhang, CFO (New York)
Phone: +1 (212) 747-1118
Email: cxdc@chinaxd.net

Investor Relations: Citigate Dewe Rogerson

Ms. Vivian Chen, Managing Director
US: +1 (347) 481-3711
Email: Vivian.chen@citigatedr.com

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